Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders’
FAS Construction Management, Inc.

We have audited the accompanying consolidated balance sheet of FAS Construction Management, Inc. and subsidiary (the Company) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FAS Construction Management, Inc. and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 10 of the consolidated financial statements, MDI, Inc. acquired the outstanding common stock of FAS Construction Management, Inc. on October 19, 2007 and the outstanding common stock of STC Holdings, Inc. on October 8, 2007.

PMB Helin Donovan, LLP

/s/ PMB Helin Donovan, LLP
December 19, 2007
Austin, Texas

FAS Construction Management, Inc.

Consolidated Financial Statements

December 31, 2006

FAS Construction Management, Inc.

Table of Contents

Consolidated Financial Statements
Consolidated Balance Sheet
Consolidated Statement of Operations
Consolidated Statement of Changes in Stockholders’ Deficit3
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED BALANCE SHEET

                  (in thousands, except share data)

ASSETS
Current assets:	December 31, 2006
Cash and cash equivalents	$132
Restricted cash	2,000
Accounts receivable - trade	640
Accounts receivable - related party	114
Prepaid expenses and other current assets	79
Total current assets	2,965

Property and equipment – net	5,366

Total assets	$8,331
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Account payables - trade	$415
Account payables - contractors	2,523
Checks written in excess of cash	630
Current maturity of note payable - related party	36
Short term note payable	3,195
Purchase obligation	2,000
Accrued expenses and other current liabilities	81
Deferred revenue	639
Total current liabilities	9,519

Long-term liabilities
Note payable - related party	461
Total long-term liabilities	461

Total liabilities	9,980

Commitments and contingencies	-

Stockholders' deficit:
Preferred stock, no par value; no shares issued and oustanding	-
Common stock, no par value; 200,000,000 shares authorized; 8,140,000 issued at December 31, 2006	2,141
Accumulated deficit	(3,790)
Total stockholders' deficit	(1,649)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,331

        The accompanying notes are an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED STATEMENT OF OPERATIONS

                  (in thousands)

Year ended December 31,
2006
Net service revenues (1)	$5,021
Cost of services	2,357

Gross profit	2,664

Other operating costs:
Selling, general & administrative	1,755
Depreciation and amortization	31
1,786
Operating income	878

Other income (expense):
Interest income	131
Interest expense	(120)
11

Income before taxes	889
Income taxes	-
Net income	$889
(1) Net service revenue equals gross billings of $221,711 (unaudited) net of funds disbursed of $216,690 (unaudited) - refer to Note 1 revenue recognition for further explanation.

        The accompanying notes are an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC.

                  CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

                  (in thousands, except share data)

	Preferred stock		Common stock		Accumulated
	Shares	Amount	Shares	Amount	deficit	Total

Balance, December 31, 2005	800	$1	7,054,300	$938	$(4,679)	$(3,740)

Exchange of preferred stock and related party notes payable for common stock	(800)	(1)	1,085,700	1,203	-	1,202

Net income					889	889

Balance, December 31, 2006	-	$-	8,140,000	$2,141	$(3,790)	$(1,649)

        The accompanying notes are an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  CONSOLIDATED STATEMENT OF CASH FLOWS

                  (in thousands)

Year-ended
December 31,
2006
Operating Activities:
Net income	$889
Adjustments to reconcile net income to net cash
provided by operating activities:
Amortization of notes payable discount	56
Depreciation and amortization	31
Non cash interest expense	35
Changes in operating assets and liabilities, net of dispositions:
Accounts receivable - trade	329
Accounts receivable - related party	(99)
Prepaid expenses and other current assets	(49)
Accounts payable - trade	334
Change in checks issued in excess of cash	(586)
Accounts payable - contractors	1,040
Accrued expenses and other current liabilities	(206)
Deferred revenue	(420)
Net cash provided by operating activities	1,354

Investing Activities:
Purchase of investment	(192)
Purchases of property and equipment	(3,075)
Net cash (used in) investing activities	(3,267)

Financing Activities:
Proceeds from notes payable	3,195
Repayment of notes payable	(1,762)
Repayment of related party note payable	(21)
Net cash provided by financing activities	1,412
Net decrease in cash and cash equivalents	(501)
Cash and cash equivalents, beginning of period	633
Cash and cash equivalents, end of period	$132

        The accompanying notes are an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  CONSOLIDATED STATEMENT OF CASH FLOWS

                  (in thousands)

Year-ended
December 31,
2006
Non cash investing and financing:
Exchange of related party debt and accrued interest for common stock	$1,201
Exchange of preferred stock for common stock	$1
Exchange of restricted cash for purchase obligation	$2,000

Supplemental cash flow information:
Cash paid during the year for:
Interest	$88
Income taxes	$-

Supplemental operating cash flow information (unaudited):
Accounts payable - contractors
Total construction risk managmeent funds received	$217,730
Total construction risk management funds disbursed	$(216,690)

        The accompanying notes are an integral part of these consolidated financial statements.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Business Description

FAS Construction Management, Inc., a Texas corporation, (“FAS” or the “Company”) derives substantially all of its revenue through construction consulting and risk management services for the real estate lending industry. FAS was established in 1995 for the purpose of bringing financial integrity and proactive problem solving to the construction process. Since that time, FAS has been assisting owners, lenders and contractors with construction projects throughout the United States, Mexico, Canada, Caribbean and South America.  FAS currently offers the following services:
•
Construction Management Advisor (CMA) services are generally provided to development clients. FAS helps the clients develop contract documents and selection criteria for architectural/engineering services. FAS helps the clients develop construction contract documents and selection criteria for either general contractors or multi-prime trade contractors. FAS helps the clients bid and analyze contracts for construction. FAS also administers the contracts, monitors the construction schedule for progress and payment, collects required documentation and permits on behalf of the clients.

•
Construction Risk Management (CRM) services consist of: (i) Initial Project Reviews (IPR) to determine level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience, (ii) Pay Application Reviews (PAR) to determine actual project completion and material costs compared to contractor progress billings, and (iii) Full CRM services including direct management of all construction loan funding and disbursement of payments to contractors and suppliers. CRM services are generally provided to construction lenders

STC Holdings, Inc. (“STC”) was acquired by FAS in June 2006.  STC owns the property located at 10226 San Pedro Ave. in San Antonio, Texas (the “Property”).  The Property consists of a two-story, 32,000 square foot building and one other building bringing the total footage to 50,000. STC is a holding company with limited assets and operations other than the Property and related debt.

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principals and to general practices within the industry. The financial statements of the Company have been prepared on the accrual basis of accounting.  The consolidated financial statements include the accounts of FAS and its wholly-owned subsidiary STC.  These companies are collectively referred to as the “Company”.  All significant inter-company balances and transactions have been eliminated in consolidation.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Basis of Presentation and Principles of Consolidation (continued)

In December 2006, the Company entered into a stock purchase agreement related to the common stock of STC in exchange for $2 million.  The Company was required to purchase a certificate of deposit with the proceeds.  The certificate of deposit is classified as restricted cash in the December 31, 2006 balance sheet.  Included in the agreement is a call/put option allowing the owner of STC to require that the Company repurchase 100% of the common shares of STC and allowing FAS the right to require the owner to sell 100% of the common stock to FAS. FAS executed a security agreement granting a security interest in the certificate of deposit to the owner of the shares for the purpose of securing the performance of the obligations of FAS to the owner pursuant to the put option. As a result of the call/put option, the Company has accounted for the stock purchase agreement as a financing transaction.  As of December 31, 2006, the Company has consolidated the assets and liabilities of STC and recorded a $2 million purchase obligation liability related to the repurchase option.  In April 2007, the Company repurchased 100% of the common stock of STC for $2.2 million.  The difference between the original sale and subsequent repurchase price of $200,000 was recorded as interest expense.

A summary of the significant accounting policies followed by the Company in preparation of the accompanying consolidated financial statements is set forth below:

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Credit Risk

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company is potentially subject to credit risk with its cash equivalents.  Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. The majority of the Company’s cash and cash equivalents are placed with one financial institution. In addition, the balances maintained with this institution exceed the maximum insurable amount under FDIC guidelines.  Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company’s services are offered on a fixed-price or time-and-materials basis. The Company derives its revenues primarily from construction management advisory services and construction risk management services. The Company does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the Company’s price to the buyer is fixed or determinable; and collectability is reasonably assured. Revenue with respect to fixed-price contracts is recognized and billed upon the achievement of specified milestones identified in the related contracts. Revenue with respect to time-and-material contracts is recognized and billed when the service is complete.

Service Revenue
The company recognizes revenue from the sale of Construction Management Advisory Services (“CMA”) to real estate developers through contract arrangements and Construction Risk Management Services (“CRM”) to construction lenders.

➢	The Company recognizes revenue for CMA services to real estate developers, based on contract arrangements, on a fee basis.
➢
The Company recognizes revenue from CRM Pay Application Review (PAR) services which are services to determine actual project completion and material costs compared to contractor progress billings on a fee basis.

➢
The Company recognizes revenue from CRM Initial Project Review (IPR) services which are services to determine the level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience on a fee basis.

➢	The Company recognizes revenue from Full CRM services which includes direct management of all construction loan funding and disbursement of payment to contractors and suppliers on a net fee basis.

The Company reports its revenue on a net basis with respect to their portfolio of contracts. However, this reporting method does not reflect the gross billings of the FAS business. Annually, FAS provides services on over $2 billion (unaudited) in construction projects. Approximately 12% (unaudited) of the contracts include Full CRM services where the Company receives all construction loan funding from its clients and takes responsibility for proper disbursement and issuance of checks to contractors and suppliers for the construction of each project. The gross billings for these contracts was approximately $218 million (unaudited) with the total funds disbursed of approximately $217 million (unaudited) for net revenues of approximately $1 million.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Interest Income
Associated with the Full CRM services, FAS receives funds into its Contractor’s Funds cash account. Earnings associated with holding these funds for the year ended December 31, 2006 was approximately $131 thousand.

The following illustrates billings reported on a gross basis for the year ended December 31, 2006 (unaudited):

	Full CRM services	CMA, IPR and PAR services	Total services
Billings
Gross funds collected	216,690	-	216,690
Fees earned	1,659	3,362	5,021
Total billings	218,349	3,362	221,711

Gross funds disbursed	216,690	-	216,690
Cost of services	784	1,573	2,357
Total cost of services	217,474	1,573	219,047

Gross profit	875	1,789	2,664

Interest income	131	-	131

Total gross profit and interest income	1,006	1,789	2,795

Deferred Revenue

Deferred revenue represents revenue and fee-for-service income allocated to future operations. Advance payments received are classified as deferred revenue until earned.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Trade Accounts Receivable

Substantially all of the Company’s trade receivables are related to the construction management industry. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables.  The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Property and Equipment

Property and equipment, when acquired, are recorded at cost.  Depreciation is calculated on the straight-line method based on the following estimated useful lives: building – 35 years, furniture, fixtures and computer equipment – 5 to 10 years, office equipment – 7 years, automobiles/machinery – 5 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company capitalizes costs to build or remodel its building that extends the life of the building. Depreciation expense was $31 thousand year ended December 31, 2006.  No depreciation expense was recorded for the year ended December 31, 2006 on the Company’s building as it had not been placed into service as of December 31, 2006.

Impairment of Long-Lived Assets

Assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets. Assets held for sale are carried at the lower of carrying amount or fair value less selling costs.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Fair Value of Financial Instruments

Fair values of financial instruments were estimated by the Company using the following methods and assumptions:

•	Carrying amounts approximate fair values of the following instruments because of the short maturity and/or frequent repricing of those instruments:

–	Cash
–	Accounts receivable, including trade, contractor’s, notes, and officer receivables
–	Accounts payable, including contractors
–	Notes payable

•
The carrying value of the Company’s long-term debt is estimated to approximate fair value based on the quoted market prices for the same or similar issues or on the current rates available to the Company for debt of the same remaining maturities with similar collateral requirements.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.  This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

Advertising Costs

Advertising costs were $7 thousand for the year ended December 31, 2006.  Advertising costs are expensed as incurred.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 2: Trade Accounts Receivable

Supplemental information on net trade accounts receivable (in thousands):
December 31,
2006
Gross trade accounts receivable	$640
Less: allowance for doubtful accounts	-

Trade accounts receivable – net	$640

Note 3: Property and Equipment

The components of property and equipment are as follows (in thousands):

December 31,
2006
Building	$1,231
Land	300
Furniture & fixtures	100
Computer equipment & software	377
Office equipment	26
Leasehold improvements	11
Automobiles/machinery	42
Construction in progress	3,663
5,750
Accumulated depreciation	(384)
$5,366

During 2006, the Company’s building was renovated and related expenditures were capitalized to construction in progress.  As the first lease did not begin until January of 2007, the building was not placed into service and no depreciation expense was incurred until 2007.  During 2006, $83 thousand of interest was capitalized which is included in purchases of property improvements in the statement of cash flows.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 4: Commitments and Contingent Liabilities

Operating Leases

The Company leases office space, as well as vehicle and office equipment under long-term, non-cancelable leases. Rental expense was $288 thousand for the year ended December 31, 2006.  Minimum future rental payments for all long-term non-cancelable operating leases are presented below (in thousands):

Year ending December 31,
2007	$143
2008	142
2009	130
2010	113
2011	11

$539

Litigation

From time to time, the Company is involved in litigation relating to claims arising out of its  operations in the normal course of business.  We currently are not a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, that would have a material adverse effect on our results of operations or financial position.

Note 5: Note Payable

On November 27, 2006, the Company signed a note agreement with Frost Bank with a maturity date of April 2007.  The total capacity of the note was $3.8 million with interest rate of LIBOR plus 2.5%.  As of December 31, 2006, the rate was 7.86%.  The loan was collateralized by the Property and guaranteed by a related party.  As of December 31, 2006 the note had a balance of $3,195 thousand and $605 thousand in available borrowings remaining. This note was paid off and the Company entered into a new $5.5 million note on April 5, 2007 (Note 10).

Note 6: Related Party Transactions

The Company has an unsecured note payable to a related party shareholder due June 12, 2008, plus interest at a fixed rate of 8.25%.  Balance as of December 31, 2006 totaled $497 thousand.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 6: Related Party Transactions (continued)

Aggregate maturities required on related party debt at December 31, 2006 are as follows:

Year ending December 31,
2007	$36
2008	461

$497

In June 2006, the Company purchased STC Holdings, Inc. (“STC”), the owner of the property located at 10226 San Pedro Ave., in San Antonio, Texas. The Company received 100% of the common stock of STC in exchange for a payment of $192 thousand in cash and the issuance of a related party note payable due to a shareholder of $519 thousand. The excess of the amount paid for the common stock of STC over the net equity of STC was recorded as an addition to the carrying value of the property.

The Company entered into a stock purchase agreement with certain shareholders of the Company whereby related party notes payable of $750 thousand and related accrued interest of $452 thousand were converted to 1,085,700 shares of common stock and 800 shares of the Company’s preferred stock were cancelled.

Note 7: Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There was no income tax expense recorded in 2006.

A reconciliation of the reported income tax expense to the amount that would result by applying the U.S. federal statutory rate to the income (loss) before income taxes to the actual amount of income tax expense (benefit) recognized follows (in thousands):

Years Ended
December 31,
2006
Expected expense	$302
Utilization of net operating loss carryforward	(326)
Nondeductible items and other permanent differences	20
Other	4
$-

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 7: Income Taxes (continued)

The Company’s deferred tax assets as of December 31, 2006 consist of the following (in thousands):

December 31,
2006
Deferred tax assets:
Net operating loss carryforwards	$1,083
Property and equipment, principally due to differences in depreciation	174
Other	1
Net deferred tax assets	$1,258
Valuation allowance	(1,258)
Net deferred tax assets	$-

At December 31, 2006, the Company had accumulated net operating loss carryforwards of approximately $3.2 million for book income tax purposes, which are available to offset future taxable income. These net operating loss carryforwards expire between the years 2020 and 2022. Utilization of these net operating losses may be subject to limitations in the event of significant changes in stock ownership of the Company.

In assessing the need for a valuation allowance, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will be utilized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2006, the Company provided a full valuation allowance of approximately $1.3 million against its net deferred tax assets.

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 9: Consolidating Balance Sheet Information
	December 31, 2006
	FAS	STC	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$132	$-	$-	$132
Restricted cash	2,000	-	-	2,000
Accounts receivable - trade	640	-	-	640
Accounts receivable - related party	1,833	114	(1,833)	114
Prepaid expenses and other current assets	79	-	-	79
Total current assets	4,684	114	(1,833)	2,965

Property and equipment – net	171	4,753	442	5,366
Investment in subsidary	710	-	(710)	-

Total assets	$5,565	$4,867	$(2,101)	$8,331

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Account payables - trade	$415	$-	$-	$415
Account payables - contractors	2,523	-	-	2,523
Account payable - intercompany	-	1,833	(1,833)	-
Checks written in excess of cash	630	-	-	630
Current maturity of note payable - related party	36	-	-	36
Short term note payable	-	3,195	-	3,195
Purchase obligation	2,000	-	-	2,000
Accrued expenses and other current liabilities	35	46	-	81
Deferred revenue	609	30	-	639
Total current liabilities	6,248	5,104	(1,833)	9,519

Long-term liabilities
Note payable - related party	461	-	-	461
Total long-term liabilities	461	-	-	461

Total liabilities	6,709	5,104	(1,833)	9,980

Commitments and contingencies	-	-	-	-

Stockholders' deficit:
Preferred stock, no par value; no shares issued and oustanding	-	-	-	-
Common stock, no par value; 200,000,000 shares authorized; 8,140,000 issued at December 31, 2006	2,141	-	-	2,141
Accumulated deficit	(3,285)	(237)	(268)	(3,790)
Total stockholders' deficit	(1,144)	(237)	(268)	(1,649)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,565	$4,867	$(2,101)	$8,331

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 9: Consolidating Income Statement Information

	Year Ended December 31, 2006
	FAS	STC	Eliminations	Consolidated

Net service revenues	$5,557	$-	$(536)	$5,021
Cost of services	2,625	-	(268)	2,357

Gross profit	2,932	-	(268)	2,664

Other operating costs:
Selling, general & administrative	1,571	184	-	1,755
Depreciation and amortization	31	-	-	31
	1,602	184	-	1,786

Operating income	1,330	(184)	(268)	878

Other income (expense):
Interest income	131	-	-	131
Interest expense	(66)	(54)	-	(120)
	65	(54)	-	11

Income before taxes	1,395	(238)	(268)	889
Income taxes	-	-	-	-

Net income	$1,395	$(238)	$(268)	$889

        -  -

                  FAS CONSTRUCTION MANAGEMENT, INC

                  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  (in thousands, except share data)

Note 10: Subsequent Events

The Company executed a Promissory Note (“Note”) dated April 5, 2007 in the original principal amount of $5,500,000 in favor of Capmark Finance, Inc., a California corporation (“Lender”). The Note is governed by the terms and conditions set forth in a Loan Agreement dated April 5, 2007 which provide, among other things for: (i) a maturity date of April 9, 2010; (ii) payment monthly of interest only until the maturity date at LIBOR plus two percent; (iii) payment on the maturity date of all unpaid principal and interest; (iv) the Company is given the right to extend the maturity date for two additional 12-month terms; (v) the Company may prepay the Note; (vi) the repayment of the Note is secured by the Property only, there being no personal liability to the Company.

On October 2, 2007, MDI, Inc. (“MDI”), a Delaware corporation, entered into a Stock Purchase Agreement with the Company and each of the owners of the outstanding and issued shares of the Company (the “Sellers”), pursuant to which MDI agreed to purchase from the Sellers all of the outstanding and issued shares of the Company.  The transaction, as described above, closed on October 19, 2007 and MDI issued to the Sellers 5,000,000 shares of its common stock. On October 19, 2007, the closing bid price of the MDI shares was $0.85 resulting in a market price valuation of $4.3 million. The combined companies will be headquartered in the MDI building located at 10226 San Pedro Avenue, San Antonio, Texas and they will maintain their current employee base at this location. The Company will operate as a wholly owned subsidiary of MDI.

On October 8, 2007, all of the shares of STC were sold to Ridgemont Investment Group LLC.  MDI then purchased all the shares of STC, the owner of the land and buildings located at 10226 San Pedro Avenue in San Antonio, Texas which includes MDI’s headquarters and operational facilities. The purchase price was 3,306,122 shares of MDI, Inc. stock. On October 8, 2007, the closing bid price of the MDI shares was $0.84 resulting in a market price valuation of $2.8 million and assumption of $5.5 million in debt.